UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      May 31, 2005

     JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

    901 E. Byrd Street, Suite 1600, Richmond, Virginia                                 23219
(Address of Principal Executive Offices)                                                   (Zip Code)

Registrant's telephone number, including area code:                             (804) 780-3000

          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     (a) On May 31, 2005, the Company entered into a new $100 million senior secured credit facility with PNC Bank, National Association; Morgan Stanley Senior Funding, Inc.; and its lending syndicate. The Company also issued a press release, attached as Exhibit 99.1 hereto, regarding its entry into the new credit facility. The press release and the description of the credit facility contained under the heading “Description of Other Indebtedness” in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on April 19, 2005, as amended (Registration No. 333-124147) are hereby incorporated herein by this reference.

     (b) On May 31, 2005, the Company entered into a registration rights agreement with the holders of common stock of Triad Mining, Inc. (“Triad”), in connection with the Company’s acquisition of Triad described in Item 2.01 below. The description of the Triad registration rights agreement under the heading “The Triad Acquisition — Terms of Acquisition Agreement — Registration Rights” in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on April 19, 2005, as amended (Registration No. 333-124147) is hereby incorporated herein by this reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On May 31, 2005, the Company repaid in full and terminated its previously existing Senior Secured Credit Facility and its Term Credit Facility, although certain letters of credit initially issued pursuant to the Senior Secured Credit Facility remain in effect. The Company also issued a press release, attached as Exhibit 99.1 hereto, regarding the repayment and termination. The press release and the descriptions of the Senior Secured Credit Facility and Term Credit Facility contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on April 19, 2005, as amended (Registration No. 333-124147) are hereby incorporated herein by this reference.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 2005, the Company completed the acquisition of all of the stock of Triad Mining, Inc. (“Triad”). The Company also issued a press release, attached as Exhibit 99.1 hereto, regarding its completion of the acquisition of Triad. The press release and the description of the Triad acquisition contained under the heading “The Triad Acquisition” in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on April 19, 2005, as amended (Registration No. 333-124147) are hereby incorporated herein by this reference.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On May 31, 2005, the Company entered into a $100 million senior secured credit facility with PNC Bank, National Association, Morgan Stanley Senior Funding, Inc., and a lending syndicate. The Company also issued a press release, attached as Exhibit 99.1 hereto, regarding its entry into the new credit facility. The press release and the description of the credit facility contained under the heading “Description of Other Indebtedness” in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on April 19, 2005, as amended (Registration No. 333-124147) are hereby incorporated herein by this reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

     On May 31, 2005, the Company issued 338,295 shares of its common stock, par value $0.01 per share, to the shareholders of Triad in connection with the Company’s acquisition of all of the stock of Triad. The shares were issued under the exemption provided for in Section 4(2) of the Securities Act of 1933.

ITEM 8.01    OTHER EVENTS

     On May 31, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto, regarding the closing of the Triad acquisition, its public equity and debt offerings and the new $100 million senior secured credit facility. The release is hereby incorporated herein by this reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial statements of businesses acquired.

     The following consolidated financial statements of Triad are filed as part of this report:

Audited Financial Statements

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet December 31, 2004
Consolidated Statement of Income Year ended December 31, 2004
Consolidated Statement of Changes in Stockholders' Equity and Other Comprehensive Income Year ended December 31, 2004
Consolidated Statement of Cash Flows Year ended December 31, 2004
Notes to Financial Statements December 31, 2004

Unaudited Financial Statements

Condensed Consolidated Balance Sheets March 31, 2005 and December 31, 2004
Condensed Consolidated Statements of Income Three months ended March 31, 2005 and March 31, 2004
Condensed Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive Income Three months ended March 31, 2005 and year ended December 31, 2004
Condensed Consolidated Statements of Cash Flows Three months ended March 31, 2005 and March 31, 2004
Notes to Condensed Consolidated Financial Statements March 31, 2005

(b)    Pro forma financial information.

     The following unaudited pro forma condensed consolidated financial statements that give effect to, among other items, the Company’s acquisition of Triad, are filed as part of this report:

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2005
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2004 and the Three Months Ended March 31, 2005

(c)    Exhibits.

Exhibit	Description
99.1	Press release dated May 31, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  June 6, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Triad Mining, Inc.:

We have audited the accompanying consolidated balance sheet of Triad Mining, Inc. and subsidiary (the Company) as of December 31, 2004 and the related consolidated statements of income, changes in stockholders’ equity and other comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triad Mining, Inc. and subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Richmond, Virginia
April 12, 2005

TRIAD MINING, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$8,135,128
Available for sale securities	16,729,848
Accounts receivable	7,371,053
Coal inventory	981,646
Stores inventory	948,775
Advance royalties — current portion	430,449
Prepaid expenses	545,660
Accrued interest receivable	120,881
Other	28,664
Total current assets	35,292,104
Property and equipment, net	21,245,321
Mineral rights, net	4,052,590
Mine development costs, net	1,070,043
Long-term portion of advance royalties	530,525
$62,190,583

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$1,712,361
Accounts payable	4,756,779
Accrued expenses	1,271,780
Total current liabilities	7,740,920
Reclamation and mine closing liabilities	7,395,580
Total liabilities	15,136,500
Stockholders’ equity:
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 411 shares	48,446
Accumulated other comprehensive loss	(135,967)
Notes receivable from and advances to stockholders	(388,928)
Retained earnings	47,530,532
Total stockholders’ equity	47,054,083
$62,190,583

See accompanying notes to consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Consolidated Statement of Income
Year ended December 31, 2004

Coal sales	$81,602,894
Operating costs and expenses:
Cost of coal sold	59,290,543
Selling, administrative, and other	3,736,452
Depreciation	4,621,489
Amortization	878,321
Total operating costs and expenses	68,526,805
Income from operations	13,076,089
Other income (expense):
Interest income	567,227
Interest expense	(174,328)
Loss on sale and impairment of investments	(72,696)
Gain on sale of assets	16,615
Miscellaneous income	112,634
Total other income	449,452
Net income	$13,525,541

See accompanying notes to consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Consolidated Statement of Changes in Stockholders’ Equity
and Other Comprehensive Income
Year ended December 31, 2004

	Common Stock	Accumulated other comprehensive loss	Notes receivable from and advances to stockholders	Retained earnings	Total stockholders’ equity
Balances at January 1, 2004	$48,446	$(45,635)	$(137,351)	$45,970,492	$45,835,952
Comprehensive income:
Net income	—	—	—	13,525,541	13,525,541
Other comprehensive loss:
Unrealized losses on securities, net of reclassification adjustment	—	(90,332)	—	—	(90,332)
Comprehensive income					13,435,209
Increase in receivables from and advances to stockholders, net	—	—	(251,577)	—	(251,577)
Distributions to stockholders	—	—	—	(11,965,501)	(11,965,501)
Balances at December 31, 2004	$48,446	$(135,967)	$(388,928)	$47,530,532	$47,054,083

See accompanying notes to consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
Year ended December 31, 2004

Operating activities:
Net income	$13,525,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,499,810
Accretion of reclamation and mine closing liabilities	323,443
Gain on sale of assets	(16,615)
Loss on sale and impairment of investments	72,696
(Increase) decrease in:
Accounts receivable	(329,611)
Inventories	74,935
Advance royalties	171,674
Prepaid expenses	67,133
Accrued interest	2,712
Other assets	158,289
Increase in:
Accounts payable	707,148
Accrued expenses	156,190
Net cash provided by operating activities	20,413,345
Investing activities:
Expenditures for property and equipment	(4,705,437)
Proceeds from sale of property and equipment	19,615
Purchases of securities	(7,721,433)
Proceeds from maturities of securities	1,990,000
Proceeds from sale of securities	4,314,000
Purchase of mineral rights	(400,887)
Expenditures for mine development costs	(208,821)
Receivables from and advances to stockholders	(571,275)
Repayment of receivables from and advances to stockholders	319,698
Net cash used in investing activities	(6,964,540)
Financing activities:
Distributions to stockholders	(11,965,501)
Repayment of long-term debt	(2,421,859)
Net cash used in financing activities	(14,387,360)
Net decrease in cash and cash equivalents	(938,555)
Cash and cash equivalents at beginning of year	9,073,683
Cash and cash equivalents at end of year	$8,135,128
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$174,328

See accompanying notes to consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

(1)  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Operations

Triad Mining, Inc. (the Company) is engaged in the business of mining and selling coal, primarily to electric utility companies located in Indiana. Sales are made under long-term contracts and in the spot market.

(b)  Principles of Consolidation

The consolidated financial statements include the accounts of Triad Mining, Inc. and its wholly owned subsidiary, Triad Underground Mining, LLC. All intercompany transactions have been eliminated.

(c)  Use of Estimates

Financial statements prepared in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the accrual for reclamation and mine closure costs, the level of proven and probable reserves used to calculate depletion, and the useful life of depreciable assets. Actual results could differ from these estimates.

(d)  Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less.

(e)  Available for Sale Securities

The Company classifies its debt and equity securities as available for sale. Available for sale securities are carried at fair value with unrealized gains and losses reported in other comprehensive income (loss). Realized gains and losses on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

(f)  Inventories

Coal and stores inventories are valued at the lower of cost or market. The cost of coal inventories is determined based on the average cost of production, which includes all costs incurred to extract, transport, and process the coal. The cost of store inventories is determined on the first-in, first-out method.

(g)  Property and Equipment

Property and equipment are recorded at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets (ranging from three to ten years). Maintenance expense is recognized when repairs that do not extend an asset’s useful life or increase its utility are performed.

(h)  Mine Development Costs

Mine development costs are capitalized and amortized using the units of production method over estimated total recoverable proved and probable reserves.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

(i)  Mineral Rights

Depletion of mineral rights is based on estimated recoverable proven and probable reserves. The components of mineral rights as of December 31, 2004 is as follows:

Original cost	$8,885,588
Less accumulated depletion	(4,832,998)
Balance at December 31, 2004	$4,052,590

(j)  Income Taxes

In 1995, the Company elected to include its taxable income or loss with that of its stockholders (an S-Corporation election) for federal and state income tax purposes. Accordingly, federal and state income tax liabilities or benefits accrue to the stockholders instead of the Company.

(k)  Allowance for Uncollectible Receivables

The Company evaluates the need for an allowance for doubtful accounts based on a review of historical write off experience and industry data. It is management’s opinion that no allowance is necessary for trade receivables as of December 31, 2004.

(l)  Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value. The Company did not recognize an asset impairment charge in 2004.

(m)  Revenue Recognition

Coal sales revenues include sales to customers of coal produced at Company operations. The Company recognizes revenues from coal sales at the time title passes to the customer. Revenues from sources other than coal sales, are included in other revenues and are recognized as services are performed or otherwise earned.

(n)  Advance Coal Royalty

Advance coal royalties are capitalized when paid and charged to expense using the unit-of-production method at the time coal production commences on the respective property.

(o)  Reclamation and Mine Closing Liabilities

Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company records these reclamation obligations under the provisions of FASB Statement No. 143, Accounting for Asset Retirement Obligations. Statement 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offsetting amount is recorded as an increase in the carrying amount of the long-lived asset. Over time, the liability is accreted as a component of cost of coal sales to its present value each period, and the capitalized

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

cost is depreciated over the useful life of the related asset. A gain or loss upon settlement is recorded upon the settlement of the liability to the extent there is a difference between the liability recognized and the amount of cash paid to settle the obligation. The Company annually reviews its estimated future cash flows for its asset retirement obligations.

(p)  Derivatives

The Company currently utilizes interest rate swaps to economically hedge the impact of changes in interest rates on its floating rate debt. Under the terms of these interest rate swaps, the Company is the fixed rate payor and the floating rate receiver. The fair value of the interest rate swaps was recorded on the consolidated balance sheets as a component of accounts payable with changes in the fair value included in net income as a component of miscellaneous income. The notional amount and the fair value liability of these interest rate swaps were $2,066,997 and $16,867, respectively, as of December 31, 2004.

(2)  PROPERTY AND EQUIPMENT

As of December 31, 2004, the components of property and equipment were as follows:

Land	$2,869,992
Mine equipment and vehicles	64,368,454
Less accumulated depreciation	(45,993,125)
Property and equipment, net	$21,245,321

(3)  MINE DEVELOPMENT COSTS

Mine development costs net of coal sales during the mine development stage were capitalized and are being amortized over the estimated life of the mines based on recoverable coal reserves. The components of mine development costs as of December 31, 2004 is as follows:

Mine development costs	$2,943,538
Less accumulated amortization	(1,873,495)
Mine development costs, net	$1,070,043

(4)  AVAILABLE FOR SALE SECURITIES

The Company has investments in certain debt and equity securities. As of December 31, 2004, these securities were classified as available for sale securities and are reported at fair value, with the unrealized gains and losses included in other comprehensive income (loss).

Available for sale securities are stated at fair value and consist of the following at December 31, 2004:

	Cost Basis	Gross unrealized gains	Gross unrealized losses	Fair value
Equity securities	$381,359	$26,620	$(19,253)	$388,726
U.S. Government agency obligations	2,099,156	397	(8,990)	2,090,563
Municipal bonds and notes	14,385,300	9,693	(144,434)	14,250,559
	$16,865,815	$36,710	$(172,677)	$16,729,848

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

The following table shows the gross unrealized losses and fair value of the Company’s available for sale securities (by category) with unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2004:

	Greater than 12 months		Less than 12 months
	Fair Value	Gross unrealized losses	Fair value	Gross unrealized losses
Equity securities	$63,017	—	117,474	19,253
U.S. Government agency obligations	199,000	1,009	1,691,157	7,981
Municipal bonds and notes	9,996,848	128,924	1,333,782	15,510
	$10,258,865	129,933	3,142,413	42,744

The maturities of debt securities available for sale at December 31, 2004 is as follows:

	Cost Basis	Fair value
Year ended December 31,
2005	$6,194,316	6,145,416
2006	5,965,468	5,895,078
2007	3,896,243	3,871,538
2008	428,429	429,090
	$16,484,456	16,341,122

Proceeds from the sale of available-for-sale securities aggregated $4,314,000 in 2004. Gross realized gains and gross realized losses associated with such sales in 2004 were $19,275 and $62,063, respectively. Unrealized losses of $29,908 were also recognized as a result of other than temporary impairments of certain equity securities.

The change in the net unrealized losses on available for sale securities reported in accumulated other income is as follows:

2004
Unrealized holding losses arising during the year	$(163,028)
Less: reclassification adjustment for losses included in net income	72,696
Net unrealized losses on available for sale securities	$(90,332)

(5)  NOTES RECEIVABLE FROM AND ADVANCES TO STOCKHOLDERS

Notes receivable from and advances to stockholders consist of the following:

•	A $371,275 unsecured promissory note (interest rate 3.00%) from a stockholder, maturing in 2006. Principal and interest are due at maturity.

•	A $15,553 unsecured promissory note from a stockholder, maturing in 2007. Principal and interest (6.00%) are payable monthly.

•	Other non-interest bearing advances to stockholders aggregating $2,100.

These amounts are classified in the consolidated balance sheet as a reduction of stockholders’ equity.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

(6)  LONG-TERM DEBT

As of December 31, 2004, the Company had the following debt outstanding:

Note payable to a bank, principal and interest payable monthly; interest rate based on LIBOR + 1.00% (3.31% as of December 31, 2004), secured by equipment and accounts receivable; maturing October 2005	$1,064,623
Note payable to a bank, principal and interest payable monthly; interest rate based on LIBOR + 1.00% (3.31% as of December 31, 2004), secured by equipment and accounts receivable; maturing October 2005	647,738
Total	1,712,361
Less current maturities	1,712,361
Long-term debt	$—

(7)  RECLAMATION LIABILITY

Activity related to the Company’s reclamation and mine closing liabilities for the year ended December 31, 2004 was as follows:

Reclamation and mine closing liabilities, beginning of year	$7,486,744
Accretion expense	323,443
Settlements	(117,323)
Reclamation and mine closing liabilities, end of year	7,692,864
Less: amount included in accrued expenses	297,284
Non-current reclamation and mine closing liabilities, end of year	$7,395,580

These reclamation liabilities are secured by irrevocable letters of credit aggregating $5,875,865 as of December 31, 2004 in accordance with the required procedures for obtaining mining permits and bonding the permitted areas for reclamation purposes.

(8)  PNEUMOCONIOSIS (BLACK LUNG) BENEFIT OBLIGATION

The Federal Coal Mine Health and Safety Act of 1969, as amended in 1972 by the Black Lung Benefit Act, imposes a liability on coal mine operators for payment of benefits to eligible employees, former employees, and certain of their survivors and dependents on all black lung claims filed after June 30, 1973. The Company is fully insured for these benefits through a commercial insurance carrier and is making premium payments for such coverage.

(9)  LEASES

The Company leases certain mining properties under operating leases, with terms in excess of one year or for so long as the Company is commercially mining coal from the leased property. The leases are cancelable and all obligations of the Company end upon written notice of termination by the Company. Payments of advance royalties are recoupable from future earned royalties. Payments of earned royalties are due at a specific rate per ton for all coal extracted from the leased property. The total royalty expense recorded in operating costs and expenses was $4,071,644 for 2004.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

The Company does not have any future minimum royalty commitments under coal lease agreements as of December 31, 2004.

(10)  SALES COMMITMENTS AND MAJOR CUSTOMERS

As of December 31, 2004, the Company has long-term sales agreements (terms ranging from $21 to $26 per ton) to supply coal within minimum and maximum tonnages which are as follows:

	Tons
	Minimum	Maximum
Year ended December 31:
2005	2,601,555	3,410,000
2006	2,116,500	2,853,500
2007	950,000	2,350,000
2008	950,000	2,350,000
2009	950,000	1,250,000
	7,568,055	12,213,500

The Company operates one business segment, the mining of coal. Shipments to four customers accounted for 48.8%, 20.4%, 19.7%, and 10.6%, respectively, of coal sales during the year ended December 31, 2004.

Accounts receivable at year end from these four customers represented 38.2%, 16.1%, 23.5%, and 20.9%, respectively, of total accounts receivable.

(11)  SELF-INSURANCE HEALTH CARE PLAN

The Company employees are covered under a self-insurance program that covers that portion of employee’s health care costs not covered by stop loss insurance, which sets the maximum cash outlay at $35,000 for each employee or employee’s dependents, and provides a cap for aggregate claims at approximately $1,866,000. Health care costs were approximately $1,740,000 for 2004. As of December 31, 2004, the Company had accrued $184,211 related to unprocessed claims.

(12)  EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan that provides retirement benefits to substantially all employees with 100% vesting after five years of service. The plan is a noncontributory plan with the Company’s contribution being allocated to each participant on the basis of the participant’s compensation to total compensation of all participants. The Company is not obligated to make an annual contribution and the contribution may vary from year to year. For 2004, approximately $1,797,000 was contributed to the plan.

The Company also sponsors a 401(k) plan that allows all employees to participate in the plan to the extent allowed under the Internal Revenue Service Regulations. The Company does not make contributions to this plan.

The Company also has a profit sharing plan in which the contributions are discretionary, based on an amount determined by the Board of Directors. Total profit sharing expense during 2004 was $18,209.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

(13)  CONCENTRATION OF CREDIT RISK

The Company, in the normal course of business, extends credit to its customers without requiring collateral. Credit risk with respect to trade accounts receivable is minimized by reviewing customer credit history before extending credit and by monitoring customer’s credit exposure on a continuing basis.

The Company does not believe that it is exposed to any significant credit risk in connection with the extension of credit to its customers.

(14)  CONTINGENCY

At December 31, 2004, the Company had outstanding letters of credit for $5,875,865. These were issued to obtain mining permits and to support bonds issued to secure reclamation obligations (note 7).

The Company is from time to time, involved in lawsuits arising in the ordinary course of its business that, in the opinion of management, would not have a material effect on the Company’s financial position or results of operations.

(15)  SUBSEQUENT EVENT

In March 2005, the Company’s stockholders entered into a definitive agreement to sell all of the outstanding common stock of the Company to James River Coal Company (“James River Coal”) for approximately $75,000,000, consisting of $64,000,000 in cash and $11,000,000 of James River Coal common stock. James River Coal is a public company that primarily operates underground mines in Eastern Kentucky.

TRIAD MINING, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,677,899	8,135,128
Available for sale securities	16,868,567	16,729,848
Accounts receivable	10,316,934	7,371,053
Coal inventory	1,178,785	981,646
Stores inventory	1,052,226	948,775
Advance royalties — current portion	595,245	430,449
Prepaid expenses	367,735	545,660
Accrued interest receivable	119,055	120,881
Other	—	28,664
Total current assets	37,176,446	35,292,104
Property and equipment, net	20,620,950	21,245,321
Mineral rights, net	3,597,714	4,052,590
Mine development costs, net	988,338	1,070,043
Long-term portion of advance royalties	530,525	530,525
	$62,913,973	62,190,583

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$884,899	1,712,361
Accounts payable	3,561,019	4,756,779
Accrued expenses	1,962,285	1,271,780
Total current liabilities	6,408,203	7,740,920
Reclamation and mine closing liabilities	7,488,228	7,395,580
Total liabilities	13,896,431	15,136,500
Stockholders’ equity:
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 411 shares	48,446	48,446
Accumulated other comprehensive loss	(249,227)	(135,967)
Notes receivable from and advances to stockholders	(396,201)	(388,928)
Retained earnings	49,614,524	47,530,532
Total stockholders’ equity	49,017,542	47,054,083
	$62,913,973	62,190,583

See accompanying notes to condensed consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Coal sales	$23,396,026	19,645,000
Operating costs and expenses:
Cost of coal sold	17,202,910	14,111,235
Selling, administrative, and other	886,214	841,625
Depreciation	1,204,724	1,125,300
Amortization	425,733	189,623
Total operating costs and expenses	19,719,581	16,267,783
Income from operations	3,676,445	3,377,217

Other income (expense):
Interest income	149,543	122,055
Interest expense	(21,031)	(53,313)
Loss on sale of investments	(19,211)	(13,488)
Loss on sale of assets	(80,500)	—
Miscellaneous income	28,875	18,061
Total other income	57,676	73,315
Net income	$3,734,121	3,450,532

See accompanying notes to condensed consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Changes in Stockholders’ Equity
and Other Comprehensive Income
Three Months Ended March 31, 2005 and the Year Ended December 31, 2004
(unaudited)

	Common Stock	Accumulated other comprehensive loss	Notes receivable from and advances to stockholders	Retained earnings	Total stockholders’ equity
Balances at January 1, 2004	$48,446	(45,635)	(137,351)	45,970,492	45,835,952
Comprehensive income:
Net income	—	—	—	13,525,541	13,525,541
Other comprehensive loss:
Unrealized losses on securities, net of reclassification adjustment	—	(90,332)	—	—	(90,332)
Comprehensive income					13,435,209
Increase in receivables from and advances to stockholders, net	—	—	(251,577)	—	(251,577)
Distributions to stockholders	—	—	—	(11,965,501)	(11,965,501)
Balances at December 31, 2004	48,446	(135,967)	(388,928)	47,530,532	47,054,083
Comprehensive income:
Net income	—	—	—	3,734,121	3,734,121
Other comprehensive loss:
Unrealized losses on securities, net of reclassification adjustment	—	(113,260)	—	—	(113,260)
Comprehensive income					3,620,861
Increase in receivables from and advances to stockholders, net	—	—	(7,273)	—	(7,273)
Distributions to stockholders	—	—	—	(1,650,129)	(1,650,129)
Balances at March 31, 2005	$48,446	(249,227)	(396,201)	49,614,524	49,017,542

See accompanying notes to condensed consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Operating activities:
Net income	$3,734,121	3,450,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,630,457	1,314,923
Accretion of reclamation and mine closing liabilities	92,648	80,800
Loss on sale of assets	80,500	—
Loss on sale of securities	19,211	13,488
Change in operating assets and liabilities
Accounts receivable	(2,945,881)	(317,797)
Inventories	(300,590)	(552,232)
Advance royalties	(164,796)	(7,391)
Prepaid expenses	177,925	90,406
Accrued interest	1,826	(54,410)
Other assets	28,664	160,807
Accounts payable	10,241	86,778
Other liabilities	690,505	213,199
Net cash provided by operating activities	3,054,831	4,479,103
Investing activities:
Capital expenditures	(1,756,006)	(46,008)
Purchases of securities	(2,224,401)	(872,365)
Proceeds from maturities of securities	1,953,211	287,300
Repayment and advances to stockholders, net	(7,273)	102,710
Net cash used in investing activities	(2,034,469)	(528,363)
Financing activities:
Distributions to stockholders	(1,650,129)	(1,100,180)
Repayment of long-term debt	(827,462)	(613,067)
Net cash used in financing activities	(2,477,591)	(1,713,247)
Net increase (decrease) in cash and cash equivalents	(1,457,229)	2,237,493
Cash and cash equivalents at beginning of year	8,135,128	9,073,683
Cash and cash equivalents at end of year	$6,677,899	11,311,176

See accompanying notes to condensed consolidated financial statements.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005
(unaudited)

(1)  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Operations and Definitive Agreement to Sell the Outstanding Common Stock

Triad Mining, Inc. (the Company) is engaged in the business of mining and selling coal, primarily to electric utility companies located in Indiana. Sales are made under long-term contracts and in the spot market.

In March 2005, the Company’s stockholders entered into a definitive agreement to sell all of the outstanding common stock of the Company to James River Coal Company (“James River Coal”) for approximately $75,000,000, consisting of $64,000,000 in cash and $11,000,000 of James River Coal common stock. James River Coal is a public company that primarily operates underground mines in Eastern Kentucky.

(b)  Principles of Consolidation

The interim condensed consolidated financial statements include the accounts of Triad Mining, Inc. and its wholly owned subsidiary, Triad Underground Mining, LLC. The interim condensed consolidated financial statements of Triad Mining, Inc. and subsidiary (the Company) as of and for the three months ended March 31, 2005, and for the three months ended March 31, 2004 presented in this report are unaudited. All intercompany transactions have been eliminated. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2004. The balances presented as of December 31, 2004 are derived from the Company’s audited consolidated financial statements.

(c)  Use of Estimates

Financial statements prepared in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the accrual for reclamation and mine closure costs, the level of proven and probable reserves used to calculate depletion, and the useful life of depreciable assets. Actual results could differ from these estimates. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring accruals, which are necessary to present fairly the consolidated financial position of the Company and the consolidated results of its operations and cash flows for all periods presented.

(d)  Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less.

(e)  Available for Sale Securities

The Company classifies its debt and equity securities as available for sale. Available for sale securities are carried at fair value with unrealized gains and losses reported in other comprehensive income (loss). Realized gains and losses on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005
(unaudited)

(f)  Inventories

Coal and stores inventories are valued at the lower of cost or market. The cost of coal inventories is determined based on the average cost of production, which includes all costs incurred to extract, transport, and process the coal. The cost of store inventories is determined on the first-in, first-out method.

(g)  Property and Equipment

Property and equipment are recorded at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets (ranging from three to ten years). Maintenance expense is recognized when repairs that do not extend an asset’s useful life or increase its utility are performed.

(h)  Mine Development Costs

Mine development costs are capitalized and amortized using the units of production method over estimated total recoverable proved and probable reserves.

(i)  Mineral Rights

Depletion of mineral rights is based on estimated recoverable proven and probable reserves.

(j)  Income Taxes

In 1995, the Company elected to include its taxable income or loss with that of its stockholders (an S-Corporation election) for federal and state income tax purposes. Accordingly, federal and state income tax liabilities or benefits accrue to the stockholders instead of the Company.

(k)  Allowance for Uncollectible Receivables

The Company evaluates the need for an allowance for doubtful accounts based on a review of historical write off experience and industry data. It is management’s opinion that no allowance is necessary for trade receivables as of March 31, 2005 or December 31, 2004.

(l)  Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value. The Company did not recognize an asset impairment charge in 2004 or in the three months ended 2005.

(m)  Revenue Recognition

Coal sales revenues include sales to customers of coal produced at Company operations. The Company recognizes revenues from coal sales at the time title passes to the customer. Revenues from sources other than coal sales, are included in other revenues and are recognized as services are performed or otherwise earned.

(n)  Advance Coal Royalty

Advance coal royalties are capitalized when paid and charged to expense using the unit-of-production method at the time coal production commences on the respective property.

TRIAD MINING, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005
(unaudited)

(o)  Reclamation and Mine Closing Liabilities

Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company records these reclamation obligations under the provisions of FASB Statement No. 143, Accounting for Asset Retirement Obligations. Statement 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offsetting amount is recorded as an increase in the carrying amount of the long-lived asset. Over time, the liability is accreted as a component of cost of coal sales to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. A gain or loss upon settlement is recorded upon the settlement of the liability to the extent there is a difference between the liability recognized and the amount of cash paid to settle the obligation. The Company annually reviews its estimated future cash flows for its asset retirement obligations.

(p) Derivatives

The Company currently utilizes interest rate swaps to economically hedge the impact of changes in interest rates on its floating rate debt. Under the terms of these interest rate swaps, the Company is the fixed rate payor and the floating rate receiver. The fair value of the interest rate swaps was recorded on the consolidated balance sheets as a component of accounts payable with changes in the fair value included in net income as a component of miscellaneous income. The notional amount and the fair value liability of these interest rate swaps were $2,066,997 and $16,867, respectively, as of December 31, 2004 and $1,454,835 and $6,697, respectively, as of March 31, 2005.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following information was derived from the information in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” included in the Company’s Prospectus dated May 24, 2005. The information below reflects information as of such date, and does not account for any events that have occurred since such date. However, the Company believes that there have been no material changes to the information contained in the financial statements included below since May 24, 2005.

*    *    *

     The following unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management and are based on (a) the historical financial statements of (i) the Company, and (ii) Triad; and (b) the assumptions and adjustments described below.

     The unaudited pro forma condensed consolidated balance sheet gives effect to the following transactions, as if such transactions had taken effect on March 31, 2005:

•

the completion of the Company’s concurrent offerings of 1,500,000 shares of common stock and $150,000,000 of 9.375% senior notes due 2012, and the application of the net proceeds therefrom to refinance the Company’s debt and finance the Triad acquisition;

•	the completion of the Company’s proposed new senior secured credit facility; and

•	the Triad acquisition.

     The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 and the twelve months ended December 31, 2004 give effect to such transactions, as well as application of fresh start accounting to the Predecessor Company, as if they had occurred on January 1, 2004.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. However, as of the date hereof, the Company has not received the appraisals necessary to allocate the purchase price for the Triad acquisition to the fair values of the assets the Company will acquire and the liabilities it will assume, nor has the Company identified the adjustments, if any, necessary to conform Triad’s historical accounting policies to those of the Company.

     The acquisition of Triad will be accounted for, and is presented in the unaudited pro forma condensed consolidated financial information, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The pro forma adjustments reflect the Company’s preliminary estimate of the purchase price allocation. These estimates will likely change upon finalization of the Company’s analysis of the fair value of the assets and liabilities the Company will acquire, including the impact of appraisals that the Company has arranged to obtain. The unaudited pro forma condensed consolidated balance sheet does not include any fair value adjustments for inventories, property, plant and equipment, coal supply agreements or other intangible assets since the Company has not completed the appraisal process for these assets. Ultimately, a portion of the purchase price may be allocated to these assets and to deferred tax assets and liabilities, and such amounts may be significant. The Company’s preliminary allocation of the purchase price in the Company’s pro forma financial statements resulted in an increase of $22.1 million over the historical book value of property, plant and equipment and mineral rights, which was offset by the allocation of $9.1 million to deferred tax liabilities for identified basis differences. The remaining excess purchase price of $31.2 million was assigned to goodwill. Additional purchase price allocated to inventory would impact cost of coal sales subsequent to the acquisition date. Any increase in the fair value adjustment to mineral rights, property, plant and equipment, favorable coal supply agreements or other intangible assets would result in additional depreciation, depletion and amortization expense which is not included in the pro forma statement of operations and may be significant.

     The unaudited pro forma condensed consolidated financial statements do not purport to represent what the Company’s results of operations or financial position actually would have been if the transactions set forth above had occurred on the dates indicated or what the Company’s results of operations or financial position will be for future periods.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Triad, and the related notes. See “Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet” and “Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations” for a discussion of assumptions made.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2005
(dollars in thousands)
(Unaudited)

	Historical James River Coal	Financing Adjustments		Pro Forma for Financing	Historical Triad	Acquisition Adjustments		Pro Forma
				(a)
Cash and marketable securities	$1,724	188,111	(b)	94,035	23,546	(17,782	)(g)	35,299
		(95,800	)(c)			(64,500	)(h)
Trade receivables	37,496	—		37,496	10,317	—		47,813
Other receivables	2,928	—		2,928	—	—		2,928
Total receivables	40,424			40,424	10,317	—		50,741
Coal inventories	5,500	—		5,500	1,179	—		6,679
Materials and supplies inventories	4,446	—		4,446	1,052	—		5,498
Total inventories	9,946			9,946	2,231	—		12,177
Other current assets	8,041	—		8,041	1,082	—		9,123
Total current assets	60,135	92,311		152,446	37,176	(82,282)		107,340
Property, plant and equipment, net	260,781	—		260,781	25,207	22,132	(h)	308,120
Goodwill	—	—		—	—	31,188	(h)	31,188
Restricted cash	8,425	—		8,425	—	—		8,425
Other assets	11,792	6,320	(d)	18,112	531	—		18,643
Total assets	$341,133	98,631		439,764	62,914	(28,962)		473,716

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2005
(dollars in thousands)
(Unaudited)

	Historical James River Coal	Pro Forma Financing Adjustment		Pro Forma for Financing	Historical Triad	Pro Forma Acquisition Adjustments		Pro Forma
				(a)
Current maturities of long-term debt	$3,600	(3,600	)(e)	—	885	—		885
Accounts payable	25,043	—		25,043	3,561	—		28,604
Other current liabilities	27,279	—		27,279	1,962	—		29,241
Total current liabilities	55,922	(3,600)		52,322	6,408	—		58,730
Long-term debt, less current maturities	91,400	58,600	(e)	150,000	—	—		150,000
Noncurrent portion of workers’ compensation benefits	38,381	—		38,381	—	—		38,381
Noncurrent portion of black lung benefits	23,421			23,421	—	—		23,421
Pension obligations	15,206	—		15,206	—	—		15,206
Asset retirement obligations	15,129	—		15,129	7,488	—		22,617
Other	35,332	—		35,332	—	9,056	(h)	44,388
Total other liabilities	127,469	—		127,469	7,488	9,056		144,013
Total liabilities	274,791	55,000		329,791	13,896	9,056		352,743
Total shareholders’ equity	66,342	45,581	(b)	109,973	49,018	(17,782	)(g)	120,973
		(1,950	)(f)			(20,236	)(i)
Total liabilities and shareholders’ equity	$341,133	98,631		439,764	62,914	(28,962)		473,716

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Data

     (a)  The pro forma financing adjustments include the impact of the refinancing of the Company’s existing long term debt through the issuance of 1,500,000 shares of common stock, $150 million of senior notes due 2012 and the completion of its new $100 million senior secured credit facility. As of March 31, 2005, the Company had $32.7 million of letters of credit outstanding under its existing Senior Secured Credit Facility and Triad had letters of credit outstanding of $6.9 million, and the Company expects that such letters of credit and letters of credit issued subsequently will be replaced with letters of credit issued under the Company’s proposed new senior secured credit facility. The common stock and notes offerings are not contingent upon each other or completion of the Triad acquisition. The proposed new senior secured credit facility is contingent upon completion of the Triad acquisition.

     (b)  Represents the proceeds from the issuance of $150.0 million of senior notes due 2012 and the issuance of 1,500,000 shares of common stock at a price of $32.50 per share, net of total fees and expenses on the various financings of approximately $10.6 million.

     (c)  Represents the repayment of the Company’s existing senior secured credit facility and term credit facility, including prepayment penalties of $0.8 million.

     (d)  Represents the net adjustment to other assets based on the elimination of $1.8 million of deferred financing costs associated with the debt to be repaid, the recording of $7.5 million of deferred financing costs on the new senior notes and the proposed new senior secured credit facility and the tax impact of the items discussed in note (f).

     (e)  Represents the net increase in long-term debt, less current maturities based on the following:

(dollars in thousands)
Repayment of senior secured credit facility	$(75,000)
Repayment of term credit facility	(20,000)
New senior notes	150,000
55,000
Repayment of current maturities of long-term debt	3,600
Net increase in long-term debt net of current maturities	$58,600

     (f)  Represents net adjustment to the Company’s equity as a result of prepayment penalties of $0.8 million and the elimination of $1.8 million of deferred financing costs, net of taxes.

     (g)  Reflects a distribution by Triad to its shareholders prior to the close of the acquisition and a preliminary estimate of the working capital adjustment based on Triad’s March 31, 2005 balance sheet. The distribution and working capital adjustment estimate total approximately $17.8 million. For purposes of the Company’s pro forma financial statements, the Company assumes that all of Triad’s marketable securities will be converted to cash or cash equivalents.

     (h)  Reflects the purchase of Triad and allocation of purchase price. The pro forma adjustment does not reflect the contingent issuance to certain Triad shareholders of up to $5.0 million in shares of the Company’s common stock if it obtains the right to additional reserves, or potential working capital adjustments to the purchase price.

     A summary of the gross purchase price follows:

Cash	$64,000
Equity	11,000
Acquisition Costs	500
Total Purchase Price	$75,500

     The pro forma adjustments reflect the Company’s preliminary estimate of the purchase price allocation. These estimates will likely change upon finalization of the Company’s analysis of the fair value of the assets and liabilities the Company will acquire, including the impact of appraisals that it has arranged to obtain. The unaudited pro forma condensed consolidated balance sheet does not include any fair value adjustments for inventories, property, plant and equipment, coal supply agreements or other intangible assets since the Company has not completed the appraisal process for these assets. Ultimately, a portion of the purchase price may be allocated to these assets and to deferred tax assets and liabilities, and such amounts may be significant. The Company’s preliminary allocation of the purchase price in its pro forma financial statements resulted in an increase of $22.1 million over the historical book value of property, plant and equipment and mineral rights, which was offset by the allocation of $9.1 million to deferred tax liabilities for identified basis differences. The remaining excess purchase price of $31.2 million was assigned to goodwill. Additional purchase price allocated to inventory would impact cost of coal sales subsequent to the acquisition date. Any increase in the fair value adjustment to mineral rights, property, plant and equipment, favorable coal supply agreements or other intangible assets would result in additional depreciation, depletion and amortization expense which is not included in the pro forma statement of operations and may be significant.

     (i)  Represents the elimination of Triad’s historical shareholders’ equity as adjusted for the distribution and working capital adjustments in (g) and the issuance of $11.0 million of the Company’s common stock as part of the Triad purchase price (338,462 shares based on an assumed price of $32.50 per share).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(dollars in thousands, except share data)
(Unaudited)

	James River Coal
	Predecessor Four Months April 30, 2004	Successor Eight Months December 31, 2004	(a) Pro Forma Fresh Start Adjustments	Pro Forma Twelve Months December 31, 2004	(b) Pro Forma Financing Adjustments		Pro Forma	Triad Year Ended December 31, 2004	Pro Forma Acquisition Adjustments	Pro Forma Triad Acquisition
Revenues	$113,949	231,698	—	345,647	—		345,647	81,603	—	427,250
Cost of sales
Cost of coal sold	89,294	190,926	—	280,220	—		280,220	59,291	—	339,511
Depreciation, depletion and amortization	12,314	21,765	(1,431)	32,648	—		32,648	5,500	4,424 (f)	42,572
Total cost of sales	101,608	212,691	(1,431)	312,868	—		312,868	64,791	4,424	382,083
Gross profit	12,341	19,007	1,431	32,779	—		32,779	16,812	(4,424)	45,167
Sales, general and administrative expenses	5,023	11,412	—	16,435	4,055	(c)	20,490	3,736	—	24,226
Operating income (loss)	7,318	7,595	1,431	16,344	(4,055)		12,289	13,076	(4,424)	20,941
Interest expense	567	5,733	2,300	8,600	6,659	(d)	15,259	174	—	15,433
Interest income	—	(72)	—	(72)	—		(72)	(567)	567 (g)	(72)
Miscellaneous income, net	(331)	(833)	—	(1,164)	—		(1,164)	(57)	—	(1,221)
Total other expense (income)	236	4,828	2,300	7,364	6,659		14,023	(450)	567	14,140
Income (loss) before reorganization costs and income taxes	7,082	2,767	(869)	8,980	(10,714)		(1,734)	13,526	(4,991)	6,801
Reorganization gain, net	(100,907)	—	100,907	—	—		—	—	—	—
Income loss before income tax	107,989	2,767	(101,776)	8,980	(10,714)		(1,734)	13,526	(4,991)	6,801
Income tax provision (benefit)	—	791	1,454	2,245	(2,678	)(e)	(433)	—	2,134 (h)	1,701
Net income (loss)	$107,989	1,976	(103,230)	6,735	(8,036)		(1,301)	13,526	(7,125)	5,100

Earnings per share
	Basic	Diluted
Weighted average shares used to calculate earnings per share at December 31, 2004	13,799,994	14,622,620
Shares issued to Triad (i)	338,462	338,462
Shares issued in financing (i)	1,500,000	1,500,000
Pro forma shares	15,638,456	16,461,082
Pro forma earnings per share	$0.33	0.31

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(dollars in thousands, except share data)
(Unaudited)

	James River Coal Three Months March 31, 2005	(b) Pro Forma Financing Adjustments		Pro Forma	Triad Three Months Ended March 31, 2005	Pro Forma Acquisition Adjustments	Pro Forma Triad Acquisition
Revenues	$97,875	—		97,875	23,396	—	121,271
Cost of sales
Cost of coal sold	80,942	—		80,942	17,203	—	98,145
Depreciation, depletion and amortization	9,478	—		9,478	1,630	1,106 (f)	12,214
Total cost of sales	90,420	—		90,420	18,883	1,106	110,359
Gross profit	7,455	—		7,455	4,563	(1,106)	10,912
Sales, general and administrative expenses	5,035	338	(c)	5,373	886	—	6,259
Operating income (loss)	2,420	(338	)(c)	2,082	3,677	(1,106)	4,653
Interest expense	2,186	1,625	(d)	3,811	21	—	3,832
Interest income	(21)	—		(21)	(149)	149 (g)	(21)
Miscellaneous income, net	(123)	—		(123)	71	—	(52)
Total other expense (income)	2,042	1,625		3,667	(57)	149	3,759
Income loss before income tax	378	(1,963)		(1,585)	3,734	(1,255)	894
Income tax provision (benefit)	69	(491	)(e)	(422)	—	620 (h)	198
Net income (loss)	$309	(1,472)		(1,163)	3,734	(1,875)	696

Earnings per share
	Basic	Diluted
Weighted average shares used to calculate earnings per share at March 31, 2005	13,799,994	14,751,672
Shares issued to Triad (i)	338,462	338,462
Shares issued in financing (i)	1,500,000	1,500,000
Pro forma shares	15,638,456	16,590,134
Pro forma earnings per share	$0.04	0.04

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

     (a)  In order to provide a basis to display the pro forma amounts for the year ended December 31, 2004, the operating results of the Successor Company for the eight months ended December 31, 2004 have been combined with the operating results for the Predecessor Company for the four months ended April 30, 2004 and the April 30, 2004 amounts have been adjusted to be on a comparable basis to the Successor Company. The combining of the predecessor and successor accounting periods is not permitted by generally accepted accounting principles. Additionally, the operating results of the Successor Company and the Predecessor Company are not comparable. The adjustments to the four months ended April 30, 2004 include: (1) the elimination of the reorganization gain; (2) an adjustment to depreciation, depletion and amortization and interest expense to make them comparable to the eight months ended December 31, 2004 by assuming that the debt and amortizable assets in place during the predecessor period were in place at January 1, 2004; and (3) the application of a 25% tax rate to the four months ended December 31, 2004 results.

     (b)  The pro forma financing adjustments include the impact of the refinancing of the Company’s existing long term debt through the issuance of 1,500,000 shares of common stock, $150 million of senior notes due 2012 and the completion of the Company’s proposed new $100 million senior secured credit facility. The common stock and notes offerings are not contingent upon each other or completion of the Triad acquisition. The proposed new senior secured credit facility is contingent upon completion of the Triad acquisition. As of March 31, 2005, the Company had $32.7 million of letters of credit outstanding under the Company’s existing Senior Secured Credit Facility and Triad had letters of credit outstanding of $6.9 million, and the Company expects that such letters of credit and letters of credit issued subsequently will be replaced with letters of credit issued under the Company’s proposed new senior secured credit facility.

     (c)  Represents the following (in thousands)

	Three Months Ended March 31, 2005	Twelve Months Ended December 31, 2004
Write off of deferred financing costs associated with debt to be refinanced	$—	1,800
Prepayment penalty associated with the refinancing	—	800
Incremental fees associated with the Company’s new senior secured credit facility	338	1,455
	$338	4,055

     (d)  The net adjustment to interest expense represents the elimination of historical interest expense associated with the debt to be repaid and the recording of interest expense for the senior notes as if they had been issued as of January 1, 2004. The interest expense for the new senior notes is based on an outstanding principal amount of $150.0 million and an interest rate of 9.375%. The following table summarizes the pro forma interest expense adjustment (in thousands):

	Three Months Ended March 31, 2005	Twelve Months Ended December 31, 2004
Eliminates historical interest expense	$(2,157)	(8,471)
Interest on senior notes	3,515	14,063
Amortization of financing costs	267	1,067
Pro forma interest adjustment	$1,625	6,659

     (e)  Income tax effects of the items discussed in notes (c) and (d) at an effective tax rate of 25%.

     (f)  Reflects the amortization of a portion of the excess of the purchase price over assets acquired. The pro forma adjustments reflect the Company’s preliminary estimate of the purchase price allocation. These estimates will likely change upon finalization of the Company’s analysis of the fair value of the assets and liabilities the Company will acquire, including the impact of appraisals that the Company has arranged to obtain. The unaudited pro forma condensed consolidated balance sheet does not include any fair value adjustments for inventories, property, plant and equipment, coal supply agreements or other intangible assets since the Company has not completed the appraisal process for these assets. Ultimately, a portion of the purchase price may be allocated to these assets and to deferred tax assets and liabilities, and such amounts may be significant. The Company’s preliminary allocation of the purchase price in its pro forma financial statements resulted in an increase of $22.1 million over the historical book value of property, plant and equipment and mineral rights, which was offset by the allocation of $9.1 million to deferred tax liabilities for identified basis differences. The remaining excess purchase price of $31.2 million was assigned to goodwill. Additional purchase price allocated to inventory would impact cost of coal sales subsequent to the acquisition date. Any increase in the fair value adjustment to mineral rights, property, plant and equipment, favorable coal supply agreements or other intangible assets would result in additional depreciation, depletion and amortization expense which is not included in the pro forma statement of operations and may be significant. The Company has assigned a five year amortization life to the mineral rights based on its preliminary estimate of the life of the remaining reserves. The remaining depreciable assets are being depreciated at their historical rates. A $1.0 million reduction in the amount assigned to goodwill to an asset that has a five year life would result in an annual increase in our depreciation, depletion and amortization of $200,000.

     (g)  Excludes historical interest income earned by Triad on its marketable securities. The adjustment assumes that the existing marketable securities owned by Triad as of March 31, 2005 will be liquidated and the proceeds will be used to pay the distribution to Triad shareholders prior to the close of the acquisition.

     (h)  Income tax effects of the items discussed in notes (f) and (g) and Triad operating results at an effective tax rate of 25%.

     (i)  Adjusts the outstanding shares for equity issuances. The diluted shares issued in the Triad acquisition do not include the contingent issuance to certain Triad shareholders of up to $5.0 million in shares of the Company’s common stock if the Company obtains the right to additional reserves.